UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On February 20, 2020, Lear Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of $350 million in aggregate principal amount of 3.500% senior notes due 2030 (the “2030 Notes”) and an additional $300 million in aggregate principal amount of 5.250% senior notes due 2049 (the “2049 Notes” and, together with the 2030 Notes, the “Notes”). The 2030 Notes were issued at 99.774% of par, resulting in a yield to maturity of 3.525%. The 2049 Notes were issued at 106.626% of par, resulting in a yield to maturity of 4.821%. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2017 (Registration No. 333-219855).

Net proceeds of the offering were approximately $663.0 million, after deducting the underwriting discounts and estimated offering expenses. Net proceeds do not include accrued interest on the 2049 Notes from November 15, 2019 to, but not including, February 24, 2020 of approximately $4.3 million, paid by the underwriters of the 2049 Notes. The Company intends to use the net proceeds of the offering, together with cash on hand, to redeem the outstanding $650.0 million aggregate principal amount of the Company’s 5.250% senior notes due 2025 (the “2025 Notes”) at a price equal to 102.625% of the principal amount of such 2025 Notes plus accrued and unpaid interest to, but not including, the redemption date of approximately $6.3 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, securities trading, commercial banking, investment banking, investment management, investment research, principal investment, hedging, financing, brokerage and advisory services for the Company from time to time.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.

Supplemental Indentures

On February 24, 2020, the Company completed its offering of the Notes. The Company issued the Notes pursuant to its Indenture, dated August 17, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented, in the case of the 2049 Notes, by the Third Supplemental Indenture, dated May 1, 2019, between the Company and the Trustee (the “Third Supplemental Indenture”) and, in case of the 2030 Notes, by the Fourth Supplemental Indenture, dated February 24, 2020, between the Company and the Trustee (the “Fourth Supplemental Indenture” and, together with the Third Supplemental Indenture, the “Supplemental Indentures” and, together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the 2030 Notes on May 30 and November 30 of each year, beginning on November 30, 2020, and the 2030 Notes will mature on May 30, 2030. Interest is payable on the 2049 Notes on May 15 and November 15 of each year. Interest on the 2049 Notes will be deemed to have accrued from November 15, 2019, and the 2049 Notes will mature on May 15, 2049. The 2049 Notes will constitute an additional issuance under the Third Supplemental Indenture and will have terms identical to the terms of the existing 2049 Notes (other than the initial offering price), have the same CUSIP number and will be fungible with the existing 2049 Notes. Upon the additional issuance of the 2049 Notes, the outstanding principal amount of the Company’s 5.250% Senior Notes due 2049 will be $625 million.

Prior to February 28, 2030, the Company may at its option redeem the 2030 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2030 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after February 28, 2030, the Company may at its option redeem the 2030 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2030 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Prior to November 15, 2048, the Company may at its option redeem the 2049 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2049 Notes plus the applicable premium, if any, as of, and accrued and unpaid interest to, but not including, the redemption date. On or after November 15, 2048, the Company may at its option redeem the 2049 Notes, at any time, in whole or in part, on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2049 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

Subject to certain limitations, in the event of a change of control of the Company and a related ratings decline, the Company will be required to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the purchase date.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company to create or permit liens and consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the Supplemental Indentures.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Indenture or the Notes, (iii) failure to pay certain other indebtedness within the applicable grace period or the acceleration of any such indebtedness by the holders thereof because of a default prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $200 million or its foreign currency equivalent and (iv) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of that series may declare all of the Notes of that series to be due and payable.

The Base Indenture is filed as Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on August 17, 2017 and is incorporated herein by reference. The Third Supplemental Indenture is filed as Exhibit 4.2 to the Company’s 8-K filed with the SEC on May 1, 2019, and is incorporated herein by reference. The Fourth Supplemental Indenture is filed as Exhibit 4.1 hereto, and is incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture.

Credit Agreement Extension

On February 20, 2020, the Company entered into an extension agreement (the “Extension Agreement”) related to its credit agreement, dated August 8, 2017 (as amended, the “Credit Agreement”), to (i) extend the maturity date of its $1.75 billion unsecured revolving credit facility by one year to August 8, 2024 and (ii) specify the future conditions under which the Credit Agreement’s current LIBOR-based interest rate could be replaced in the future with an alternate benchmark interest rate. The maturity date of the Company’s $250.0 million unsecured term loan facility remains August 8, 2022. The description of the Extension Agreement is qualified in its entirety by reference to the full text of the Extension Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On February 20, 2020, the Company issued a press release announcing the pricing of the offering of the Notes, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1

Underwriting Agreement, dated February 20, 2020, among the Company and Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Fourth Supplemental Indenture, dated February 24, 2020, between the Company and the Trustee.

5.1	Opinion of Winston & Strawn LLP

10.1

Extension Agreement and Amendment No. 2, dated February 20, 2020, related to the Credit Agreement, dated as of August 8, 2017 (as amended by that certain Extension Agreement dated as of March 27, 2019), among Lear Corporation, the foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, HSBC Securities (USA) Inc., as syndication agent, Barclays Bank PLC, Citibank N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

99.1	Press Release, dated February 20, 2020, regarding pricing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: February 24, 2020	By:	/s/ Jason M. Cardew
	Name:	Jason M. Cardew
	Title:	Senior Vice President and Chief Financial Officer